                                                                   EXHIBIT 10.45

                         SETTLEMENT AGREEMENT BETWEEN
                      ALVIN C. COPELAND ("COPELAND") AND
            DIVERSIFIED FOODS AND SEASONINGS, INC. ("DIVERSIFIED")
                     AND AFC ENTERPRISES, INC. ("AFC") AND
                  FLAVORITE LABORATORIES, INC. ("FLAVORITE")


        1. AFC will quitclaim, transfer and assign to Copeland and Diversified any interest it may have in the formulas and recipes for Popeyes and Churchs products currently claimed to be owned by Copeland and Diversified (the "Copeland formulas"). Copeland and Diversified will quitclaim, transfer and assign to AFC any interest they may have in the formulas and recipes for Popeyes and Churchs products currently held by AFC (the "Flavorite formulas"). In addition, AFC will direct Flavorite to turn over to AFC all of the documentation in its records relating to the development of the Flavorite formulas (the "Flavorite documentation").

        2. All claims, counter-claims and cross-claims asserted in Copeland, et al, v. Flavorite Laboratories, Inc., et al., Civil Action No. 3:94CV686BS, U.S. District Court for the Southern District of Mississippi, shall be dismissed with prejudice, and the parties well execute a mutual release.

        3. Once the settlement is effective, Copeland, Diversified and AFC agree that no defaults exist under the Formula Agreement or the Supply Agreement and that such agreements are in full force and effect as modified by this Settlement Agreement.

        4. Diversified will continue to supply product(s) to the Popeyes system utilizing the Copeland formulas under the terms of the Supply Contract dated March 21, 1989 (the "Supply Contract"). The Supply Contract will be amended to extend the term of such contract until March 20, 2029 (the "Amended Supply Contract"). The Amended Supply Contract will cover all products covered by the Supply Contract. At the end of its term, the Amended Supply Contract shall be renewed in five (5) year increments, or terms agreed to by Diversified and AFC.

        From and after March 20, 2004, and continuing so long as the Amended Supply Contract (or any renewal thereof) shall remain in effect, the Formula Agreement dated June 2, 1979, between Alvin

C. Copeland, et al., on the one hand, and A. Copeland Enterprises, Inc., et al., on the other hand, as amended (the "Formula Agreement"), shall be further amended and modified by providing that in lieu of the royalty payments otherwise required to be paid thereunder, the royalty payment required to be paid shall be a sum certain in the amount of $254,166.67 per month, pro rated for any period less than a full month. Upon any initiation of legal proceedings for the payment of additional royalties the Amended Supply Contract (or any renewal thereof) shall be terminated without additional notice.

     Paragraph 1(c) of the Letter Agreement executed on June 13, 1994, by and between Copeland and Diversified, et al., on the one hand, and AFC, on the other hand, as amended by this Agreement, shall remain in full force and effect so long as the Amended Supply Contract (or any renewal thereof) shall remain in effect. The premature assertion of any claim described in said Paragraph 1(c) shall terminate the Amended Supply Agreement (or any renewal thereof) without additional notice. Said Paragraph 1(c) is amended to provide that neither Copeland nor Diversified shall ever seek to recover from AFC royalties based on sales at New Stores and New Franchised Stores occurring while the Amended Supply Contract (or any renewal thereof) is in effect.

     5. AFC will require franchisees in Thailand and Korea to purchase Popeyes products being supplied by Diversified as soon as Diversified receives approval for such products to be imported into each such country; provided, however, in any event, there shall be no such requirement to purchase such products until the event set out above has occurred and there has been a sufficient period of time after the occurrence of such event, not to exceed six months, to run off any inventory of Flavorite, or any other distributor, of existing supplies of products being furnished to such franchisees.

          This the 29th day of May, 1997.

     AGREED TO AND APPROVED:


     SIGNATURE PAGE ATTACHED
     ----------------------------
     ALVIN C. COPELAND

     DIVERSIFIED FOODS & SEASONINGS, INC.

     BY: SIGNATURE PAGE ATTACHED
         ------------------------
         G.L. HART
         PRESIDENT

     AFC ENTERPRISES, INC.

     BY: SIGNATURE ATTACHED
         ------------------------
         FRANK L. BELATH
         CHAIRMAN AND CEO

     FLAVORITE LABORATORIES, INC.

     BY: /s/ LARRY D. SHAW
         ------------------------
         LARRY D. SHAW
         VICE PRESIDENT FINANCE

This      29th day of May, 1997.
          ----        ---

AGREED AND APPROVED:

/S/ Alvin
------------------------
ALVIN


DIVERSIFIED FOODS & SEASONINGS, INC.

BY: /S/
    ------------
    PRESIDENT


AFC ENTERPRISES, INC.

BY: /S/ Frank
    -----------------
    FRANK
    CHAIRMAN AND CEO


    LABORATORIES, INC.

BY: /S/ Larry  Shaw
    ----------------------
    LARRY      SHAW
    VICE PRESIDENT FINANCE

                                 June 13, 1994         Ka n M. Mesmar
                                                       Executive Vice President
                                                       Chief Financial Officer



VIA FACSIMILE (504) 832-8918
----------------------------
and FEDERAL EXPRESS
-------------------
Mr. Al Copeland
Copeland's of New Orleans
1405 Airline Highway
Meterie, Louisiana 70001

    RE:  Pending Litigation
         ------------------

Dear Al:

      This letter is intended to reflect our mutual agreement to settle all claims and demands made by either of us in that certain proceeding in the Chapter 11 Bankruptcy In re Al Copeland Enterprises, Inc. (Bankr. W.D. Tex. Case No. 91-12575-FM, Adv. Pro. 93 1016-FM) ("Equitable Subordination Adversary") and in that certain litigation between us pending in the Federal District Court of the Eastern District of Louisiana (E.D. La. Civil Action No. 92-3961) ("Recipe Royalty Lawsuit"). This letter will bind the parties to the various promises as set forth below, and obligates each of the parties to take whatever steps are necessary to conclude the settlement, including but not limited to the execution, delivery, and filing of any necessary formal documentation and the dismissal of the Equitable Subordination Adversary and Recipe Royalty Lawsuit.

      It is understood between AFCC and CIBC, on the one hand, and Al Copeland and his owned or controlled entities (namely Diversified MFY, NDC, CP Partnership and Gulf Venture) on the other hand, that they wish to fully and finally settle and receive all claims, disputes and issues relating to the two lawsuits referenced above. Accordingly, the parties agree and promise among themselves as follows:

      1(a). The Equitable Subordination Adversary (which includes all claims filed by Al Copeland, Diversified, MFY, NDC, CP Partnership and Gulf Ventures or any other party or entity owned or controlled by Al Copeland in the matter of In re: Al Copeland Enterprises, Inc., Debtor, Chapter 11, Case No. 91-12575-FM-11, United States Bankruptcy Court, Western District of Texas) and the Recipe Royalty Lawsuit (the "Litigation") shall be dismissed with prejudice.

      1(b). In consideration of AFCC entering into the Farrocis Agreement Modification and other good and valuable consideration, including settlement of all the Litigation, Al Copeland and Diversified agree that notwithstanding the provisions or current or future status

                       [LETTERHEAD OF CHURCH'S - POPEYE'S]

Mr. Al Copeland
June 13, 1994
Page 2

of any other agreements, including the Formula Agreement, as amended, and the Recipe Royalty Agreement, neither they nor any of their heirs, representatives, successors or assigns shall ever be entitled to or ever have any right or claim to royalties or other payments from AFCC relating to sales or any other business whatsoever transacted prior to March 21, 2004 at New Stores or New Franchised Stores. As used in this paragraph, the terms "New Stores" and "New Franchised Stores" have the same meaning as set forth in the Recipe Royalty Agreement. Nothing in this paragraph is meant to constitute an admission by AFCC or in any way to imply that Al Copeland and Diversified may have a legitimate claim for royalties relating to sales or other business transacted subsequent to March 21, 2004 at New Stores or New Franchised Stores, or that, but for this paragraph, Al Copeland and Diversified would be entitled to any such royalties for business transacted at such stores prior to March 21, 2004.

      1(c). Al Copeland and Diversified agree to the dismissal with prejudice of the Recipe Royalty Lawsuit by Court order, such dismissal to be subject to the terms and conditions set forth herein. Al Copeland and Diversified further covenant and agree never to file any lawsuit or make any claims against any person or party relating to the past, present or future validity or enforcement of the Recipe Royalty Agreement or to the alleged termination thereof, subject only to the exception set forth in the following sentence. Notwithstanding the foregoing sentences, Al Copeland and Diversified reserve the right to file subsequent to March 20, 2004, but at no time before then, a legal action against AFCC seeking (a) a declaration that the Recipe Royalty Agreement has terminated because the resolutory conditions for its termination have in fact all been fulfilled, and (b) to recover royalties based on sales at New Stores and New Franchised Stores occurring after March 20, 2004. The grounds of and relief sought in any such lawsuit shall be strictly limited as set forth in the preceding sentence. AFCC in turn reserves its right to contest the validity of any such lawsuit or claims on any and all grounds, and by entering into this agreement does not waive any of its rights or available defenses and in no way admits, implies or suggests that any such lawsuit or claims would be valid or legitimate. The parties agree, however, that any such lawsuit shall not be deemed barred by the res judicate effect of the dismissal of the Recipe Royalty
                     --- --------
Lawsuit, or by the collateral estoppel effect of any decisions rendered therein, because the prospective ground for termination is not one that was raised or could have been raised in the Recipe Royalty Lawsuit.

      2.   The Formula Agreement dated July 2, 1979, between Alvin C. Copeland
                                       ------------          -----------------
Gilbert E. Copeland, Mary L. Copeland, Catherine Copeland, Russell J. Jones, on
-------------------------------------------------------------------------------
the one hand, and A. Copeland Enterprises, Inc. and Popeyes Famous Fried
------------------------------------------------------------------------
Chicken, Inc., on the other hand, as amended (the "Formula Agreement") is
--------------------------------
further amended and modified by providing that in lieu of the royalty payments otherwise required to be paid thereunder, the royalty payments required to be paid under the Formula Agreement for the period beginning May 1, 1994 and ending April 30, 1999, shall be a sum certain in amount of $237,500.00 per month and thereafter, the royalties required to be paid for the period beginning May 1, 1999 and ending March 20, 2004, shall be a sum certain in the amount of $254,165.67 per

Mr. Al Copeland
June 13, 1994
Page 7

month pro rated for any period less than a full month. Except as otherwise provided herein, the Formula Agreement will remain in full force and effect.

      3. AFCC and Al Copeland and Diversified reaffirm the Supply Contract dated March 21, 1989 between New Orleans Spice Company, Inc. and Biscuit Investments, Inc. (the "Supply Contract"), acknowledge that each party intends to perform its obligations under such contract, and agree, provided all covenants and obligations under such contract are performed and satisfied by the parties thereto, that the Supply Contract will remain in full force and effect until March 20, 2004, at which time the parties acknowledge and agree the Supply Contract terminates.

      The parties agree that the items covered by the Supply Agreement (the "Covered Items") include such Covered Items as the same may be modified from time to time (with the approval and content of AFC).

      The parties further agree that a change in the method of processing, manufacturing, producing or preparing products used by AFC in the Popeyes system (the "Products") shall not constitute a new Product for purposes of the Supply Agreement. For example a change from (a) fresh to frozen, (b) marination in-store to pre-marination or (c) cooked-in-store to pre-cooked shall not constitute a new Product and AFC shall otherwise continue to purchase the Items identified in the Supply Contract from Diversified used in connection with the preparation of such Product as changed, provided that Diversified modifies such Items, to the extent necessary, in order for such Items to be used in the new processing, manufacturing, and/or preparation of such Products as changed.

      By way of further example, AFC has decided to use a freezer-to-fryer butterfly shrimp product versus a fresh product. The Supply Contract identifies as an Item the breading used in the preparation of butterfly shrimp. In order to accommodate AFC's freezer to fryer product, it is necessary to modify the breading in order to obtain the same taste profile and color. In such instance, the breading will continue as an Item under the Supply Agreement provided Diversified modifies such item as above stated.

      4. Upon execution of this letter, the parties may enter into a separate Settlement Agreement, but the failure to do so shall not effect this settlement agreement in any way whatsoever; and further, the parties shall cause stipulations of dismissal to be entered with respect to the two lawsuits referenced above, dismissing the actions with prejudice, with each party to bear its respective costs.

      5. To the extent that any party institutes legal action against another in connection with the subject matter of the terms of the settlement agreement or any promises made thereunder, the prevailing party will be entitled to recover its costs and attorneys fees incurred in connection with prosection or defense of the action.

Mr. Al Copeland
June 13, 1994
Page 4


     6.   Any sums due AFCC for the Race Team Assets will be forgiven.

     7. The parties specifically except from this settlement agreement any claims or obligations arising under franchise agreements for the operation of Church's or Popeyes restaurants.

     8. The parties agree to cooperate with each other to the extent possible, to provide for advantageous tax consequences to all parties resulting from the settlement provided for herein; provided that the failure of the parties to reach an agreement regarding the structure of the payments or other aspects of the settlement as provided herein shall not otherwise affect this settlement agreement.

     In addition to the foregoing, each party shall bear its own costs and attorneys fees, except as specified above. This letter will be governed by the laws of the State of Louisiana.

     Al, if you are in agreement, then please indicate your agreement to the foregoing terms by signing below, fax the executed copy to me and overnight to me the original.

                                       Sincerely,


                                       /s/ Kam M. Nassar
                                       ----------------------------
                                       Kam M. Nassar
                                       Executive Vice President
                                       and Chief Financial Officer
                                       America's Favorite Chicken
                                       Company (AFCC)

I hereby acknowledge that I have
read and understood the terms of
the settlement embodied herein, that
I have consulted with counsel of my
choice in connection therewith, and I
agree to such settlement as set forth
hereinabove.

/s/ Al Copeland
----------------------------------
Al Copeland, individually, and on
behalf of Diversified Foods and Seasonings, Inc.
(Diversified), My Favorite Year, Inc. (MFY),
National Development Corporation (NDC),
Gulf Venture Associates (Gulf Venture) and
CP Partnership